EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm
The Board of Directors and Stockholders
SVB Financial Group:

We consent to the incorporation by reference in the registration statements on Form S-8 (No. 333-213281, 333-213279, 333-198147, 333-192471, 333-188707, 333-183323, 333-176232, 333-168836, 333-134655, 333-133262, 333-118091, 333-108434, 333-92410, 333-59590, 333-39680, 333-89641, 333-68857, 333-28185, 333-05489, 033-60467) and registration statements on Form S-3 (No. 333-201641 and 333-195878) of SVB Financial Group and subsidiaries (the Company) of our reports dated February 28, 2018, with respect to the consolidated balance sheets of SVB Financial Group and subsidiaries as of December 31, 2017 and 2016, and the related consolidated statements of income, comprehensive income, stockholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2017, and the related notes (collectively, the "consolidated financial statements"), and the effectiveness of internal control over financial reporting as of December 31, 2017, which report appears in the December 31, 2017 annual report on Form 10-K of the Company.

/s/ KPMG LLP
San Francisco, California
February 28, 2018